Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2 Registration Statement of our report dated June 8, 2006 on the balance sheet of Maximus Exploration Corporation as of February 28, 2006 and the related statements of operations, cash flows and stockholders" deficit for the period December 29, 2005 (Date of Inception) to February 28, 2006. Our report dated June 8, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about Maximus Exploration Corporation"s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

"Amisano Hanson"
AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
August 11, 2006

SUITE 604 - 750 WEST PENDER STREET	Telephone:604-689-0188
Vancouver Canada	Facsimile:604-689-9773
V6C 2T7	E-MAIL: amishan@teuls.net